EXHIBIT 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the three and nine months ended September 30, 2005

Supplemental Financial/Operational Data
September 30, 2005
Table of Contents

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure as of September 30, 2005	2
Total Market Capitalization	2
Research Coverage	3

Third Quarter 2005 Earnings Announcement	4 - 15

Supplemental Financial Data	16 - 31
Summary Retained FFO	16
Trailing Twelve Month EBITDA and Coverage Ratios	17
Computation of Comparable Property NOI Growth	18
Master Planned Communities	19
Capital Information	20
Changes in Total Common & Equivalent Shares	21
Common Dividend History	22
Debt Maturity and Current Average Interest Rate Summary	23
Summary of Outstanding Debt	24-31

Supplemental Operational Data	32 - 34
Operating Statistics & Certain Financial Information	32
Retail Portfolio GLA, Occupancy, Sales & Rent Data	33
Lease Expiration Schedule and Lease Termination Income at Share	34

Major Developments, Expansions & Acquisitions	35 - 37
Developments and Expansions over $10 million	35 - 36
Acquisitions	37

Corporate Overview
All information included in this supplemental package is unaudited, unless otherwise indicated.
This report may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-
looking statements, which are subject to a number of risks, uncertainties and assumptions. Readers are referred to the documents filed by the company with the SEC, specifically the most recent reports on Form 10-Q and 10-K, which identify important risk factors and estimates which could cause actual results to differ from those contained in the forward-looking statements.

Corporate Profile
General Growth Properties (GGP) and its predecessor companies have been in the shopping center business for fifty years. It is the second largest US based publicly traded Real Estate Investment Trust (REIT) in the United States. GGP owns, develops, operates and/or manages shopping malls in 44 states. As of October 31, 2005, GGP has ownership interests in, or management responsibility for 210 regional shopping malls totaling approximately 200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings.
Since going public in 1993, GGP has reported the highest per share funds from operations (FFO) growth in the regional mall sector at 16% on a compounded annualized basis. With a capitalization of approximately $36.7 billion, GGP delivers consistent earnings growth and dividend increases. Average occupancy at September 30, 2005 was 92.2% and sales per square foot were $425. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. The senior management together with a majority of its nearly 6,000 employees own approximately 30% of the company.
Corporate Overview
The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.
The corporate philosophy of GGP is to be a CUSTOMer built company, giving our C.O.R.E customers what they want, when they want it and where they want it. We are custom-built and customer-focused on our key audiences:
C Consumer
O Owners
R Retailers
E Employees
Whether you’re a shopper, shareholder, a retailer or an employee, GGP is CUSTOMer built for you.
Our vision is People Creating Special Places and Experiences.
Stock Listing
Common Stock
NYSE: GGP
Calendar of Events
Quarter End — Third Quarter 2005	December 31, 2005
Earnings Release — After the Market Close	February 7, 2006
Quarterly Conference Call — 9:00 am CST	February 8, 2006
Current Dividend
General Growth Properties, Inc. declared its fourth dividend for 2005 in the amount of $0.41 per share, payable to common stock shareholders of record on October 18, 2005, with payment on October 31, 2005. The current dividend represents an increase of 13.9% over the dividend of $0.36 per share paid for the same period last year. Consistent with prior years, GGP has completed its annual review of its dividend payment. GGP typically conducts this review in early October, prior to the fourth quarter dividend announcement. GGP has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to grow its dividend at a compound annual growth rate of 10.0% since going public. GGP has increased its dividend an average of 18.5% per year for the last five years.

Investor Relations	Transfer Agent
Tim Goebel	Mellon Investor Services, LLC
Director, Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
110 North Wacker Drive	South Hackensack, NJ 07606
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	(201) 329-8660
Fax (312) 960-5475
timothy.goebel@generalgrowth.com

Debt Ratings
Standard & Poors — Corporate Rating	BBB -
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — Rouse Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — Rouse Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.generalgrowth.com

Ownership Structure as of September 30, 2005

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)			9/30/2005

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)			$23,386,198

Perpetual Preferred Units	Issuer’s Earliest Redemption Date
Perpetual Preferred Units at 8.25%	N/A	$5,000
Perpetual Preferred Units at 8.95%	04/23/07	60,000

		65,000
Convertible Preferred Units
Convertible Preferred Units at 6.50%	N/A	26,637
Convertible Preferred Units at 7.00%	N/A	45,817
Convertible Preferred Units at 8.50%	N/A	69,099

		141,553

Other Preferred Stock		361

Total Preferred Securities			$206,914

Common Stock and Common Operating Partnership Units
Stock market value of 238.5 million shares of common stock and 53.5 million shares of operating partnership common units (which are convertible into an equal number of shares of common stock) — outstanding at end of period			$13,120,277

Total Market Capitalization at end of period			$36,713,389

(a) Excludes purchase accounting mark-to-market adjustments of approximately $153.2 million and a $68.1 million minority interest adjustment.

Research Coverage
The following list of research coverage and contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Banc of America Securities	Ross Nussbaum	(212) 847-5668
	Christy McElroy	(212) 847-5658

Bear Stearns	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Credit Suisse First Boston	Andrew Rosivach	(61) 2 8205 4362
(Australia)

Deutsche Bank	Louis Taylor	(212) 250-4912
	Chris Capolongo	(212) 250-7726

Friedman Billings Ramsey	Paul Morgan	(415) 874-3412
	Michael Blank	(703) 469-1115

Goldman Sachs	Carey Callaghan	(212) 902-4351
	Dennis Maloney	(212) 902-1970

Greenstreet Advisors	Greg Andrews	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan	Michael Mueller	(212) 622-6689
	Joshua Bederman	(212) 622-6530

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

McDonald Investments	Richard C. Moore	(216) 443-2815

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284
	Mickey Chang	(212) 761-6385

Prudential Securities	James Sullivan	(212) 778-2515
	Robert Belzer	(212) 778-1441

RBC Capital	Jay Leupp	(415) 633-8588
	Brett Johnson	(415) 633-8519

SalomonSmithBarney	Jonathan Litt	(212) 816-0231
	Michael Bilerman	(212) 816-1383

UBS Warburg	Scott Crowe	(212) 713-1419

Wachovia	Jeff Donnelly	(617) 603-4262
	Eric Rothman	(617) 603-4263

Third Quarter Earnings Announcement
October 31, 2005

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
312/960-5005

Bernie Freibaum
312/960-5252
General Growth Properties, Inc. Reports Operating Results for the
Third Quarter 2005
Chicago, Illinois, October 31, 2005 — General Growth Properties, Inc. (NYSE: GGP) today released third quarter 2005 results. For the third quarter of 2005 Earnings per share – diluted (“EPS”) were a loss of $.03 and fully diluted Funds From Operations per share (“FFO”) were $.72. This compares to $.29 of EPS and $.66 of FFO reported in the third quarter of 2004. The 2005 third quarter FFO represents a 9.1% increase over the amount reported in the comparable period of 2004.
“Third quarter business remained strong, as evidenced by increased sales and higher occupancies,” said John Bucksbaum, the Chief Executive Officer of General Growth Properties., Inc. “During the quarter, we opened The Shops at La Cantera, a 1.1 million square foot regional mall in San Antonio, Texas. Initial sales are strong, and we look forward to beginning work on phase II in the Spring of 2006.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	EPS in the third quarter of 2005 were a loss of $.03 per share versus net income per share of $.29 in the comparable period of 2004. Depreciation and amortization expense in the third quarter of 2005 was $177.3 million or $.74 per share versus $82.0 million or $.38 per share in 2004 (all amounts before minority interest allocation).

▪	FFO increased to $.72 in the third quarter of 2005, 9.1% above the $.66 reported in the third quarter of 2004. Total Funds From Operations for the quarter increased 17.5% to $211.8 million, from $180.2 million in the third quarter of 2004. The effects of non-cash rental revenue recognized pursuant to SFAS No. 141 and 142 resulted in approximately $14.4 million or $.05 of FFO in the third quarter of 2005 and $9.0 million or $0.03 in the comparable period of 2004. Non-cash ground rent expense recognized pursuant to SFAS No. 141 and 142, all of which was attributable to The Rouse Company acquisition, resulted in a reduction of approximately $2.9 million or approximately $.01 of FFO in the third quarter of 2005. Straight-line rent resulted in approximately $22.6 million or $.08 of FFO in the third quarter of 2005, versus $4.8 million or $.02 in the same period of 2004.

▪	FFO Guidance for fiscal year 2005 is currently estimated to be approximately $3.16 per share. FFO of $3.16 per share in 2005 would represent a 14.1% increase over actual 2004 FFO of $2.77 per share. FFO guidance for fiscal year 2006 will be provided as a part of our earnings release for the fourth quarter of 2005.

▪	Two of our operating retail properties in the United States Gulf Coast region(Oakwood Center in Gretna, Louisiana and Riverwalk, located near the convention center in downtown New Orleans) are currently closed due to significant property damage. Riverwalk is currently expected to re-open by Thanksgiving 2005 even though certain repair and refurbishment activities are anticipated to continue into 2006. While two anchor stores at Oakwood have announced plans to re-open in time for the 2005 holiday season and repair and re-opening plans are in process, no official re-opening date has been set for the remainder of the property. Management currently believes that existing insurance coverage for property damage and business interruption will, after applicable deductibles, apply. Accordingly, included in property operating expenses for the three and nine months ended September 30, 2005 are approximately $1 million of costs which, when fully expended, are not expected to be recoverable from insurance proceeds due to insurance policy deductibles.
SEGMENT RESULTS
The Company is presenting its operations for 2005 in two business segments, Retail and Other, and Master Planned Community. As the Master Planned Community properties were acquired in November 2004, only one operating segment has been presented for 2004.
Retail and Other Segment
▪	Real estate property net operating income (“NOI”) from consolidated properties for the third quarter of 2005 increased to $439.7 million, 71% above the $256.6 million reported in the third quarter of 2004.

NOI from unconsolidated properties, at the Company’s ownership share, for the quarter increased 55% to $108.8 million, compared to $70.4 million in the third quarter of 2004.

▪	Revenues from consolidated properties were $654.7 million for the quarter, an increase of 72% compared to $380.0 million for the same period in 2004.

Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter increased 60% to $163.6 million, compared to $102.2 million in the third quarter of 2004.

▪	Total tenant sales and comparable tenant sales, both on a trailing 12 month basis at September 2005, increased 6.0% and 3.5%, respectively, compared to the same period last year.

▪	Comparable NOI from consolidated properties in the third quarter of 2005 increased by 7.6% compared to the same period last year.

Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter increased by approximately 8.9% compared to the third quarter of 2004.

▪	Retail Center occupancy was 92.2% at September 30, 2005, compared to 90.8% at September 30 2004. The Company estimates that its retail center occupancy at December 31, 2005 will be approximately 92.5%.

▪	Sales per square foot for third quarter 2005 were $425 versus $377 in the third quarter of 2004.

▪	Average rent

For consolidated properties, average rent per square foot for new/renewal leases signed during the quarter was $37.34 versus $34.83 for 2004. For unconsolidated properties, average rent per square foot for new/renewal leases signed in the third quarter of 2005 was $40.11 versus $36.69 for 2004. Average rent for consolidated properties leases expiring in 2005 was $29.63 versus $25.69 in 2004. For unconsolidated properties, average rent for leases expiring in 2005 was $32.31 compared to $32.35 in 2004.
Master Planned Community Segment
▪	NOI for the three months ended September 30, 2005 for the properties in the Master Planned Community segment was $18.8 million for consolidated properties and $2.7 million for unconsolidated properties. Substantially all of the Company’s $15.0 million in income taxes for the three months ended September 30, 2005 was attributable to the Master Planned Community segment.

▪	Land sale revenues for the three months ended September 30, 2005 were approximately $79.1 million for consolidated properties and approximately $21.3 million for unconsolidated properties, amounts which represent approximately a 39.6% increase over the revenues achieved by The Rouse Company in the three months ended September 30, 2004.
•	Net cash flow generated from the Master Planned Community Segment for the nine months ended September 30, 2005 was approximately $81.7 million.

DEVELOPMENT ACTIVITIES
In September 2005, the Company opened the development of Shops at La Cantera in San Antonio, Texas. This open air center is anchored by Nieman’s, Nordstrom, Dillard’s and Foley’s. The Company has three other new retail center development projects currently under construction, Lincolnshire Commons, in Lincolnshire (Chicago), Illinois, Otay Ranch Town Center in Chula Vista (San Diego), California and Pinnacle Hills Promenade, in Rogers, Arkansas, all of which are scheduled to open in 2006. The Company also has 12 other potential new retail or mixed-use developments that are projected to open in 2006 through 2009.
As of September 30, 2005, the Company had 20 major approved redevelopment projects underway (each with budgeted projected expenditures, at our ownership share, in excess of $10 million). Total projected expenditures (including the Company’s share of its Unconsolidated Real Estate Affiliates) for the 20 redevelopment projects and the three new retail center development projects under construction (described above) were approximately $927.5 million as of September 30, 2005. Such development and re-development expenditures, together with expenditures for the 12 other potential new retail or mixed-use developments mentioned above, are expected to result in approximately $400 to $500 million of expenditures per year for the years 2006 to 2008.
CONFERENCE CALL/WEBCAST
The Company will host a live Webcast of its conference call regarding this announcement on our Web site, www.generalgrowth.com. This Webcast will take place on Tuesday, November 1, 2005, at 10:00 a.m. Eastern Time (9:00 a.m. CT, 7:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is the second largest U.S.-based publicly traded Real Estate Investment Trust (“REIT”). The Company currently has ownership interest and management responsibility for a portfolio of 210 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. The Company portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company Web site at http://www.generalgrowth.com.
BASIS OF REPORTING
“Consolidated Properties” include all properties which are consolidated for GAAP purposes. “Unconsolidated Properties” include properties which are owned through joint venture arrangements and unconsolidated for GAAP purposes. On a segment basis, the Unconsolidated Properties are reported using the proportionate share method rather than the equity method. Under the proportionate share method, the Company’s share of the revenues and expenses of the Unconsolidated Properties and certain other minority interest ventures are reported separately. Under the equity method, the

Company’s share of the net revenues and expenses of the Unconsolidated Properties are reported as a single line item, “Equity in income of unconsolidated affiliates.”
The Company provides on-site management and other services to substantially all of its properties, including the Unconsolidated Properties. The Company’s management philosophies and strategies are generally the same whether the properties are consolidated or unconsolidated. As a result, the Company believes that financial information and operating statistics with respect to all properties, both consolidated and unconsolidated, provide important insights into the income produced by such investments for the Company as a whole and that an aggregate presentation yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.
FUNDS FROM OPERATIONS (“FFO”)
The Company, consistent with real estate industry and investment community preferences, uses Funds From Operations (“FFO”) as a supplemental measure of operating performance. FFO is a non-GAAP financial measure which the National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (“GAAP”)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
In order to provide a better understanding of the relationship between FFO and GAAP net income (loss), a reconciliation of FFO to GAAP net income (loss) is provided. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income (loss) and is not necessarily indicative of cash available to fund cash needs.
REAL ESTATE PROPERTY NET OPERATING INCOME (“NOI”)
The Company believes that Real Estate Property Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues from continuing operations (rental income, land sales, tenant recoveries and other income) less property and related expenses from continuing operations (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions and discontinued operations, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference and as an aid in understanding of management’s computation of NOI, a reconciliation of real estate NOI to income from operations as computed in accordance with GAAP is presented.
COMPARABLE NOI
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including our FFO guidance. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in the Master Planned Community segment, our ability to manage our growth and the effect of the recent events in the Gulf Coast region of the United States. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005*	2004
Funds From Operations (“FFO”)
Company stockholders	$172,905	$143,715	$512,054	$407,131
Operating Partnership unitholders	38,906	36,513	116,959	103,824

Operating Partnership	$211,811	$180,228	$629,013	$510,955

FFO per share:
Company stockholders — basic	$0.73	$0.66	$2.16	$1.87
Operating Partnership — basic	0.73	0.66	2.16	1.87
Operating Partnership — diluted	0.72	0.66	2.15	1.86
Increase in diluted FFO over comparable prior year period	9.1%	15.8%	15.6%	19.2%

Dividends
Dividends paid per share	$0.36	$0.30	$1.08	$0.90
Payout ratio (% of diluted FFO paid out)	50.0%	45.5%	50.2%	48.4%

Portfolio Results
Real estate property net operating income:
Retail and Other:
Consolidated	$439,698	$256,564	$1,264,129	$730,509
Unconsolidated	108,797	70,351	303,955	200,427
Master Planned Communities:
Consolidated	18,759	—	46,315	—
Unconsolidated	2,709	—	15,342	—

Real estate property net operating income	569,963	326,915	1,629,741	930,936
Net property management fees and costs	2,143	(168)	1,410	1,611
Headquarters/regional costs, general and administrative and depreciation on non-income producing assets	(26,834)	(8,210)	(69,701)	(31,294)
Net interest expense	(268,371)	(100,681)	(753,717)	(277,445)
Income taxes	(14,980)	350	(27,609)	(40)
Equity in other FFO of Unconsolidated Properties	(48,168)	(29,491)	(131,436)	(83,716)
Preferred unit distributions	(1,942)	(8,487)	(19,675)	(29,097)

FFO — Operating Partnership	$211,811	$180,228	$629,013	$510,955

*	Certain amounts in the results for the six months ended June 30, 2005 have been reclassified to conform to the current period presentation.

Weighted average number of Company shares outstanding:
Basic	238,217	218,605	237,299	218,080
Assuming full conversion of Operating Partnership units:
Basic	291,819	274,145	291,501	273,693
Diluted	292,842	274,838	292,280	274,372

	Consolidated Properties			Unconsolidated Properties (b)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate (c)	Balance	Rate (c)
Fixed rate	$14,495,686		5.45%	$2,554,780	5.42%
Variable rate	5,800,132		5.59	535,600	5.43

Totals	$20,295,818	(b)	5.49%	$3,090,380	5.42%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes minority interest adjustment of $68.1 million and purchase accounting mark-to-market adjustment of $158.8 million.

(c)	Includes the effects of swaps and excludes the effect of deferred finance costs.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Minimum rents	$429,107	$245,538	$1,249,439	$698,232
Tenant recoveries	183,069	111,570	543,432	319,264
Overage rents	13,185	9,386	36,497	23,168
Land sales	79,112	—	254,863	—
Management and other fees	22,409	18,400	65,224	57,263
Other	29,814	12,607	83,211	33,778

Total revenues	756,696	397,501	2,232,666	1,131,705

Expenses:
Real estate taxes	50,048	30,155	156,252	87,124
Repairs and maintenance	46,469	27,286	145,892	77,265
Marketing	13,350	12,370	36,180	33,325
Other property operating costs	99,399	51,072	294,669	141,048
Land sales operations	60,353	—	208,548	—
Provision for doubtful accounts	5,763	2,591	14,164	7,940
Property management and other costs	39,646	21,631	113,236	70,954
General and administrative	3,559	2,078	10,005	7,080
Depreciation and amortization	177,307	82,027	513,691	240,687

Total expenses	495,894	229,210	1,492,637	665,423

Operating income	260,802	168,291	740,029	466,282

Interest income	2,599	336	7,305	1,119
Interest expense	(270,970)	(101,017)	(761,022)	(278,564)
Income taxes	(14,980)	350	(27,609)	(40)
Income (loss) allocated to minority interests	(3,479)	(24,673)	(25,121)	(73,011)
Equity in income (loss) of unconsolidated affiliates	19,194	19,686	75,301	55,770

Income (loss) from continuing operations	(6,834)	62,973	8,883	171,556
Income from discontinued operations, net of minority interest	—	1,000	—	2,687

Net income (loss)	$(6,834)	$63,973	$8,883	$174,243

Basic earnings (loss) per share:
Continuing operations	$(0.03)	$0.29	$0.04	$0.79
Discontinued operations	—	—	—	0.01

Total basic earnings (loss) per share	$(0.03)	$0.29	$0.04	$0.80

Diluted earnings (loss) per share:
Continuing operations	$(0.03)	$0.29	$0.04	$0.78
Discontinued operations	—	—	—	0.01

Total diluted earnings (loss) per share	$(0.03)	$0.29	$0.04	$0.79

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended September 30, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$429,107	$101,679		$530,786
Tenant recoveries	183,069	44,861		227,930
Overage rents	13,185	2,031		15,216
Other	29,366	15,041		44,407

Total property revenues	654,727	163,612		818,339

Property operating expenses:
Real estate taxes	50,048	14,303		64,351
Repairs and maintenance	46,469	9,861		56,330
Marketing	13,350	2,932		16,282
Other property operating costs	99,399	25,903		125,302
Provision for doubtful accounts	5,763	1,816		7,579

Total property operating expenses	215,029	54,815		269,844

Retail and other net operating income	439,698	108,797		548,495

Master Planned Communities
Land sales	79,112	21,331		100,443
Land sales operations	(60,353)	(18,622)		(78,975)

Master Planned Communities net operating income	18,759	2,709		21,468

Real estate property net operating income	458,457	111,506		$569,963

Management and other fees	22,409	—
Property management and other costs	(20,266)	—
Headquarters/regional costs	(19,380)	(6,647	) (a)
General and administrative	(3,559)	(419)
Depreciation on non-income producing assets, including headquarters building	(3,895)	—
Interest income	2,599	2,200
Interest expense	(270,970)	(43,413)
Income taxes	(14,980)	111
Preferred unit distributions	(1,942)	—

FFO	$148,473	$63,338
Equity in FFO of Unconsolidated Properties	63,338	(63,338)

Operating Partnership FFO	$211,811	$—

	Three Months Ended September 30, 2004
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$245,538	$68,316		$313,854
Tenant recoveries	111,570	30,925		142,495
Overage rents	9,386	1,406		10,792
Other, including discontinued operations	13,544	1,561		15,105

Total property revenues	380,038	102,208		482,246

Property operating expenses:
Real estate taxes	30,155	9,182		39,337
Repairs and maintenance	27,286	7,023		34,309
Marketing	12,370	3,152		15,522
Other property operating costs	51,072	11,835		62,907
Provision for doubtful accounts	2,591	665		3,256

Total property operating expenses	123,474	31,857		155,331

Real estate property net operating income	256,564	70,351		$326,915

Management and other fees	18,400	—
Property management and other costs	(18,568)	—
Headquarters/regional costs	(3,063)	(5,459	) (a)
General and administrative	(2,078)	(2,462)
Depreciation on non-income producing assets, including headquarters building	(3,069)	—
Interest income	336	467
Interest expense	(101,017)	(22,037)
Income taxes	350	—
Preferred unit distributions	(8,487)	—

FFO	139,368	40,860
Equity in FFO of Unconsolidated Properties	40,860	(40,860)

Operating Partnership FFO	$180,228	$—

(a)	Includes property management and other fees to General Growth Management, Inc. and also, in 2005, the Rouse Management Company, Inc.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Nine Months Ended September 30, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,249,439	$291,695		$1,541,134
Tenant recoveries	543,432	133,452		676,884
Overage rents	36,497	4,898		41,395
Other	81,918	49,376		131,294

Total property revenues	1,911,286	479,421		2,390,707

Property operating expenses:
Real estate taxes	156,252	41,743		197,995
Repairs and maintenance	145,892	30,943		176,835
Marketing	36,180	10,148		46,328
Other property operating costs	294,669	89,091		383,760
Provision for doubtful accounts	14,164	3,541		17,705

Total property operating expenses	647,157	175,466		822,623

Retail and other net operating income	1,264,129	303,955		1,568,084

Master Planned Communities
Land sales	254,863	58,554		313,417
Land sales operations	(208,548)	(43,212)		(251,760)

Master Planned Communities net operating income	46,315	15,342		61,657

Real estate property net operating income	1,310,444	319,297		$1,629,741

Management and other fees	65,224	—
Property management and other costs	(63,814)	—
Headquarters/regional costs	(49,422)	(21,184	) (a)
General and administrative	(10,005)	(1,236)
Depreciation on non-income producing assets, including headquarters building	(10,274)	—
Interest income	7,305	3,908
Interest expense	(761,022)	(113,035)
Income taxes	(27,609)	111
Preferred unit distributions	(19,675)	—

FFO	441,152	187,861
Equity in FFO of Unconsolidated Properties	187,861	(187,861)

Operating Partnership FFO	$629,013	$—

	Nine Months Ended September 30, 2004
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$698,232	$198,462		$896,694
Tenant recoveries	319,264	93,476		412,740
Overage rents	23,168	3,426		26,594
Other, including discontinued operations	36,547	5,105		41,652

Total property revenues	1,077,211	300,469		1,377,680

Property operating expenses:
Real estate taxes	87,124	27,083		114,207
Repairs and maintenance	77,265	21,769		99,034
Marketing	33,325	9,732		43,057
Other property operating costs	141,048	39,538		180,586
Provision for doubtful accounts	7,940	1,920		9,860

Total property operating expenses	346,702	100,042		446,744

Real estate property net operating income	730,509	200,427		$930,936

Management and other fees	57,263	—
Property management and other costs	(55,652)	—
Headquarters/regional costs	(15,302)	(16,668	) (a)
General and administrative	(7,080)	(2,989)
Depreciation on non-income producing assets, including headquarters building	(8,912)	—
Interest income	1,119	1,216
Interest expense	(278,564)	(65,275)
Income taxes	(40)	—
Preferred unit distributions	(29,097)	—

FFO	394,244	116,711
Equity in FFO of Unconsolidated Properties	116,711	(116,711)

Operating Partnership FFO	$510,955	$—

(a)	Includes property management and other fees to General Growth Management, Inc. and also, in 2005, the Rouse Management Company, Inc.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO AND NOI
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2005		September 30, 2004
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$11,002	$3,358	$7,045	$1,912
Straight-line rent	18,725	3,826	3,679	1,155
Other property operating costs:
Below-market ground leases	(2,716)	(226)	—	—
Real estate taxes:
Real estate tax stabilization agreement	(1,005)	—	—	—
Interest expense:
Mark-to-market adjustments on debt	11,378	(2,663)	195	—
Amortization of deferred finance costs	(2,624)	(408)	(3,292)	(876)
Debt extinguishment costs	194 (a)	(1,476)	—	—

	Nine Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2004
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$25,349	$12,540	$19,079	$5,615
Straight-line rent	41,640	5,131	8,800	3,004
Other property operating costs:
Below-market ground leases	(6,351)	(534)	—	—
Real estate taxes:
Real estate tax stabilization agreement	(3,032)	—	—	—
Interest expense:
Mark-to-market adjustments on debt	37,783	(2,663)	601	—
Amortization of deferred finance costs	(6,866)	(1,916)	(8,910)	(2,080)
Debt extinguishment costs	(4,419)	(1,708)	(6,187)	(507)

(a)	Includes write-off of mark-to-market adjustments on refinanced debt.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$569,963	$326,915	$1,629,741	$930,936
Unconsolidated Properties	(111,506)	(70,351)	(319,297)	(200,427)

Consolidated Properties	458,457	256,564	1,310,444	730,509
Management and other fees	22,409	18,400	65,224	57,263
Property management and other costs	(20,266)	(18,568)	(63,814)	(55,652)
Headquarters/regional costs	(19,380)	(3,063)	(49,422)	(15,302)
General and administrative	(3,559)	(2,078)	(10,005)	(7,080)
Depreciation and amortization	(177,307)	(82,027)	(513,691)	(240,687)
Discontinued operations and minority interest in NOI of Consolidated Properties	448	(937)	1,293	(2,769)

Operating Income	$260,802	$168,291	$740,029	$466,282

Reconciliation of Funds From Operations (“FFO”) to GAAP Net Income (Loss)
FFO:
Company stockholders	$172,905	$143,715	$512,054	$407,131
Operating Partnership unitholders	38,906	36,513	116,959	103,824

Operating Partnership	211,811	180,228	629,013	510,955
Depreciation and amortization of capitalized real estate costs	(217,275)	(99,855)	(615,153)	(291,933)
FFO of discontinued operations	—	(1,387)	—	(4,054)
Allocations to Operating Partnership unitholders	(1,370)	(16,013)	(4,977)	(43,412)

Income (loss) from continuing operations	(6,834)	62,973	8,883	171,556
Income from discontinued operations, net of minority interest	—	1,000	—	2,687

Net income (loss)	$(6,834)	$63,973	$8,883	$174,243

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$111,506	$70,351	$319,297	$200,427
Net interest expense	(41,213)	(21,570)	(109,127)	(64,059)
Headquarters and general and administrative expenses	(6,955)	(7,921)	(22,309)	(19,657)

FFO	63,338	40,860	187,861	116,711

Depreciation and amortization of capitalized real estate costs	(44,144)	(21,174)	(112,560)	(60,941)

Equity in income of unconsolidated affiliates	$19,194	$19,686	$75,301	$55,770

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	291,820	274,145	291,501	273,693
Conversion of Operating Partnership units	(53,602)	(55,540)	(54,202)	(55,613)

Weighted average number of Company shares outstanding — GAAP EPS	238,218	218,605	237,299	218,080

Diluted:
Weighted average number of shares outstanding — FFO per share	292,842	274,838	292,280	274,372
Conversion of Operating Partnership units	(53,602)	(55,540)	(54,202)	(55,613)
Anti-dilutive common stock equivalents for GAAP EPS	(1,022)	—	—	—

Weighted average number of Company shares outstanding — GAAP EPS	238,218	219,298	238,078	218,759

Supplemental Financial Data
The following supplemental financial data should be read in conjunction with the company’s third quarter 2005 earnings announcement (included as pages 4-15 of this supplemental report) as certain disclosures and reconciliations required in these reports have not been included in the following supplemental financial data.

General Growth Properties, Inc.
Summary Retained FFO
(dollars in thousands)

	Three Months	Year to
	Ended	Date
	09/30/05	09/30/05
Cash From Recurring Operations

FFO — Operating Partnership	$211,811	$629,013
Plus (Less):
Excess non-FFO cash from Master Planned Communities	(1,431)	20,054
Deferred income taxes	14,980	27,609
Tenant allowances and capitalized leasing costs (a)	(36,080)	(98,768)

Straight line rents adjustment	(22,551)	(46,771)
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	(14,360)	(37,889)
Non-cash ground rent expense recognized pursuant to SFAS #141 and #142	2,942	6,885

Mark-to-market adjustments on debt	(8,715)	(35,120)
Amortization of deferred finance costs	3,032	8,782

Cash From Recurring Operations - Operating Partnership	$149,628	$473,795

Retained Funds From Recurring Operations

Cash From Recurring Operations — Operating Partnership (From Above)	$149,628	$473,795
Plus (Less):
Common dividends/distributions paid (b)	(105,094)	(314,670)

Retained Funds From Recurring Operations — Operating Partnership	$44,534	$159,125

(a)	Adjusted to exclude new development and redevelopment tenant allowances.

(b)	FFO has already been reduced by distributions on preferred partnership units.

(a)	To reflect only recurring tenant allowances, new development costs have been excluded.

(b)	Excludes discontinued operations.

(c)	Includes cumulative incremental straight-line rent related to a modification in GGP’s recognition policies for tenant holidays and inducements, of $6.5 million for consolidated properties and $3.6 million for unconsolidated properties.

General Growth Properties, Inc.
Trailing Twelve Month EBITDA and Coverage Ratios (a)
(dollars in thousands except per share data)

	Twelve Months ended
	09/30/05	06/30/05	03/31/05	12/31/04
Pro Rata EBITDA
GAAP Net Income	$102,492	$127,240	$221,794	$267,852
Income: Discontinued Operations, net	1,338	549	2,239	3,028
Income Allocated to Minority Interests	57,583	125,110	152,651	105,473
Interest Expense	1,116,486	1,096,403	725,053	535,902
Income Taxes	29,881	13,830	1,076	2,383
Amortization of Deferred Financing Fees	11,186	11,160	12,232	13,394
Debt Extinguishment Costs	15,954	9,794	11,643	16,521
Interest Income	(14,148)	(12,307)	(7,427)	(5,270)
Depreciation	786,384	772,170	559,992	452,890

Pro Rata EBITDA (a)	$2,107,156	$2,143,949	$1,679,253	$1,392,173

Net Interest (a)
Amortization of Deferred Financing Fees	$(11,186)	$(11,160)	$(12,232)	$(13,394)
Debt Extinguishment Costs	(15,954)	(9,794)	(11,643)	(16,521)
Interest expense	(1,116,486)	(1,096,403)	(725,053)	(535,902)
Interest income	14,148	12,307	7,427	5,270

Net Interest	$(1,129,478)	$(1,105,050)	$(741,501)	$(560,547)

Interest Coverage Ratio	1.87	1.94	2.26	2.48

Fixed Charges (b)
Net Interest	$(1,129,478)	$(1,105,050)	$(741,501)	$(560,547)
Preferred Unit Distributions	(28,155)	(30,028)	(35,394)	(37,577)

Fixed Charges	$(1,157,633)	$(1,135,078)	$(776,895)	$(598,124)

Ratio of Fixed Charges to Pro Rata EBITDA	1.82	1.89	2.16	2.33

Fixed Charges & Common Dividend
Fixed Charges	$(1,157,633)	$(1,135,078)	$(776,895)	$(598,124)
Common Dividend/Distributions	(495,808)	(422,457)	(271,912)	(345,263)

Fixed Charges + Dividend	$(1,653,441)	$(1,557,535)	$(1,048,807)	$(943,387)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.27	1.38	1.60	1.48

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share

(b)	Excludes principal amortization payments

General Growth Properties, Inc.
Computation of Comparable Property NOI Growth
(dollars in thousands except per share data)

	Three Months Ended		Year to Date
	09/30/05	09/30/04	09/30/05	09/30/04

Total NOI	$569,963	$326,915	$1,629,741	$930,936
NOI from noncomparable properties	(225,650)	(27,700)	(685,607)	(112,361)
NOI from Corporate and other	(1,986)	(1,768)	(6,552)	(4,290)
NOI from land sales	(21,468)	—	(61,657)	—

Comparable NOI (a)	$320,859	$297,447	$875,925	$814,285

Increase in Comparable NOI from prior period	7.9%		7.6%

(a)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and at which no significant physical or merchandising changes have been made in the last twelve months.

General Growth Properties, Inc.
Master Planned Communities
(dollars in thousands)

					Unconsolidated
	Consolidated Properties				Property @ share	Company Portfolio
						Total Master
						Planned
	Columbia	Summerlin	Houston	Total	Woodlands	Communities
	Operations	Operations	Operations	Consolidated	Operations	Segment
For the three months ended September 30, 2005
Land Sales	$14,954	$64,158	$—	$79,112	$21,331	$100,443
Land Sales Operations	10,380	49,823	150	60,353	18,622	78,975

Net Operating Income	$4,574	$14,335	$(150)	$18,759	$2,709	$21,468

For the nine months ended September 30, 2005
Land Sales	$62,053	$192,810	$—	$254,863	$58,554	$313,417
Land Sales Operations	52,463	155,577	508	208,548	43,212	251,760

Net Operating Income	$9,590	$37,233	$(508)	$46,315	$15,342	$61,657	(a)

(a)	Excluding purchase accounting mark-to-market adjustments, NOI would have been $139 million.
Valuation

Investment land and land held for development and sale:
Net Book Value — Balance Sheet as of 9/30/2005	$1,699,669
Estimated Value of Assets as of 12/31/2004 (a)	3,182,395

(a)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements including our share of the Woodlands Operations. The estimated value reflects management’s valuation of the gross assets based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the value of stock that may be issued pursuant to the contingent stock agreement relating to Summerlin.
Net Cash Flow Generated

Year to
Date
09/30/05
Net Operating Income	$61,657
Cost of land sales	114,483
Woodlands operations (a)	(15,342)
Other Non-cash Adjustments (b)	47,006

Total cash generated	207,804

Land Development Expenditures, net of related financing	(126,093)

Estimated Net Cash Flow Generated by Master Planned Communities segment (c)	$81,711

(a)	Cash from the Woodlands operations is not distributed to GGP.

(b)	Includes collections of builder notes receivable, conversion of accrual basis expenses, such as builders price participation, to a cash basis and other miscellaneous items.

(c)	Excludes amounts to be paid pursuant to the Contingent Stock Agreement and income taxes on the earnings of taxable REIT subsidiaries (“TRS’s”) in the Master Planned Community segment. GGP’s taxes are based on the results of the company as a whole, including taxable income/losses of these and other TRS’s.

General Growth Properties, Inc.
Capital Information
(dollars in thousands except per share data)

	Period Ending
	09/30/05	12/31/04	12/31/03	12/31/02
Capital Information

Closing common stock price per share	$44.93	$36.16	$27.75	$17.33
52 Week High (a)	$47.48	$36.90	$27.89	$17.43
52 Week Low (a)	$30.90	$24.31	$16.09	$12.67
Total Return — Trailing Twelve Months (share appreciation and dividend)	27.2%	34.8%	66.0%	41.4%

Common Shares and Common Units outstanding at end of period	292,015,968	290,256,345	273,006,226	245,859,996

Portfolio Capitalization Data
Total Portfolio Debt (b)
Fixed	$17,050,466	$13,807,734	$5,720,545	$4,308,863
Variable	$6,335,732	$9,173,400	$2,806,803	$2,430,864
Convertible Preferred Stock (greater of market or par)	—	—	—	449,415
Total Preferred Minority Interest	206,914	403,161	495,211	468,201
Stock market value of common stock and Operating Partnership units outstanding at end of period	13,120,277	10,495,669	7,575,923	4,261,573

Total Market Capitalization at end of period	$36,713,389	$33,879,964	$16,598,482	$11,918,916

Leverage Ratio (%)	63.7%	67.8%	51.4%	56.5%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Excludes Spokane Mall and Provo Mall minority interest and purchase accounting mark-to-market adjustments.

General Growth Properties, Inc.
Changes in Total Common & Equivalent Shares

	Operating	Company			Total Common
	Partnership	Common	Treasury		& Equivalent
	Units	Shares	Stock		Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2004	55,532,263	234,724,082	—		290,256,345

Direct Stock Purchase and Dividend Reinvestment Plan	—	55,364	—		55,364

Employee Stock Purchase Plan	—	111,976	—		111,976

Conversion of Preferred Units to OP Units and then to Common Shares	—	671,687	—		671,687

Conversion of OP Units into Common Shares	(2,092,522)	2,092,522			—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants	—	1,124,461	457,750		1,582,211

Issuance of Stock pursuant to the Hughes Contingent Stock Agreement	—	551,985	1,000,400		1,552,385

Purchase of Treasury Stock			(2,214,000)		(2,214,000)

Common Shares and OP Units Outstanding at September 30, 2005	53,439,741	239,332,077	(755,850)	(a)	292,015,968	(a)

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at September 30, 2005					1,028,557

Diluted Common Shares and OP Units Outstanding at September 30, 2005					293,044,525

Weighted Average Common Shares and OP Units Outstanding for the nine months ended September 30, 2005 (Basic)					291,500,704

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options					779,757

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the nine months ended September 30, 2005					292,280,461

(a)	87,454 shares relating to treasury stock were issued in October due to the issuance of stock for stock option exercises.

General Growth Properties, Inc.
Common Dividend History

(a)	1993 annualized

(a)	Based on FFO definitions that existed during the specified reporting period

General Growth Properties, Inc.
Debt Maturity and Current Average Interest Rate Summary
As of September 30, 2005
(dollars in thousands)

	Consolidated			Unconsolidated			Company
	Properties			Properties (b)			Portfolio
			Current		Current			Current
			Average		Average			Average
	Maturing		Interest	Maturing	Interest		Maturing	Interest
Year	Amount (a)		Rate (c)	Amount (a)	Rate (c)		Amount (a)	Rate (c)
2005	$17,820		4.95%	$51,565	3.93%		$69,385	10.22%
2006	1,093,204		5.87%	289,595	5.50%		1,382,799	5.83%
2007	4,580,232		5.52%	549,783	4.68%		5,130,015	5.38%
2008	3,868,672		5.58%	324,449	5.44%		4,193,121	5.42%
2009	3,510,190		5.12%	309,620	5.59%		3,819,810	5.07%
2010	3,576,162		5.05%	417,012	4.83%		3,993,174	5.00%
2011	1,162,822		6.58%	289,942	6.49%		1,452,764	6.56%
2012	1,125,290		5.78%	564,271	5.09%		1,689,561	5.68%
2013	866,939		5.39%	198,941	5.13%		1,065,880	5.34%
2014	81,553		5.47%	74,477	4.73%		156,030	5.12%
Subsequent	412,934		0.00%	20,725	5.95%		433,659	5.42%

Totals	$20,295,818	(d)	5.49%	$3,090,380	5.42%		$23,386,198	5.48%

Fixed Rate (e)	14,495,686		5.45%	2,554,780	5.41%		17,050,466	5.45%
Variable Rate (e)	5,800,132		5.59%	535,600	5.43%		6,335,732	5.58%

Totals	$20,295,818	(d)	5.49% (f)	$3,090,380	5.42	%(f)	$23,386,198	5.48% (f)

Average Years to Maturity

Fixed Rate Debt	5.72 years	5.95 years	5.75 years

Variable Rate Debt	3.56 years	3.47 years	3.55 years

All GGP Debt	5.10 years	5.52 years	5.15 years

(a)	Excludes principal amortization.

(b)	Reflects the company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(c)	Reflects the current variable contract rate as of September 30, 2005 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt

Consolidated
Consolidated debt, from above	$20,295,818
Minority interest ownership adjustment	68,115
Purchase accounting mark-to-market adjustment	153,228

GGP Consolidated GAAP debt	$20,517,161

(e)	Includes the effects of swaps.

(f)	Does not include the effect of deferred financing fees (See debt detail, in which rates reflect deferred fees).

General Growth Properties, Inc.
Summary of Outstanding Debt
(dollars in thousands)

General Growth Properties, Inc.
Third Quarter 2005 Financing Activity
(dollars in thousands)

June 30, 2005 Debt*	$23,251,548

New Funding:
Property Related — Fixed	929,000

Refinancings:
Property Related — Fixed	(249,219)
Property Related — Variable	(274,687)
Non-Property Related — Variable	(207,465)

Interest rate SWAP — Fixed	80,000
Interest rate SWAP — Variable	(80,000)

Principal payments:
Other Property Related — Fixed	(62,731)
Other Property Related — Variable	(248)

September 30, 2005 Debt*	$23,386,198

*	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates.

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of September 30, 2005
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt Balance

CMBS
GGP-MP Trust (a)	11/15/06	5.50%	$314,430
13 Affiliates (b)	11/15/07	5.65%	868,765

Secured Asset Loans
Oakwood	01/01/06	8.41%	48,951
One Arizona Ctr	01/01/06	9.22%	2,210
Two Arizona Ctr	01/01/06	9.22%	2,757
Country Hills	05/01/06	7.45%	5,162
Beachwood Place SWAP	06/01/06	5.34%	110,000
Columbia Mall	06/01/06	5.43%	185,000
Fashion Place SWAP	06/01/06	3.41%	80,000
Woodlands	06/01/06	7.03%	1,657
Lakeview Square	06/15/06	10.02%	22,432
Beachwood Place	07/01/06	9.51%	21,430
Beachwood Place	07/01/06	7.76%	7,294
Beachwood Place	07/01/06	7.63%	66,421
10000 Covington Cross Drive	12/01/06	8.45%	3,118
10190 Covington Cross Drive	12/01/06	8.45%	5,931
1201/41 Town Center Dr	12/01/06	8.45%	6,339
1251 Center Crossing Road	12/01/06	8.45%	1,842
1251 Town Center Drive	12/01/06	8.45%	4,609
1635 Village Center Circle	12/01/06	8.45%	3,628
9950/80 Covington Cross	12/01/06	8.45%	5,183
South Street SWAP	12/11/06	6.84%	11,600
Augusta Mall	02/01/07	8.13%	48,140
Columbia Development	04/01/07	6.76%	13,211
Columbia Development	04/01/07	7.56%	31,969
Columbia Mall	04/01/07	7.95%	8,956
Mondawmin Mall	04/01/07	7.95%	16,701
White Marsh	12/01/07	7.91%	72,116
Columbia Development	01/01/08	7.46%	49,926
Columbia Development	01/01/08	7.34%	108,689
Fashion Show	01/01/08	3.82%	374,984
Harborplace	01/01/08	8.16%	29,522
Mall St Vincent	01/01/08	7.11%	17,630
Office Buildings	02/01/08	9.00%	40,768
Provo Mall	02/01/08	4.51%	36,725
Spokane Valley Mall	02/01/08	4.51%	30,368
Four Owings Mills Land	04/01/08	8.88%	4,157
Phoenix Theatre	04/01/08	8.39%	3,428
Three Owings Mills	04/01/08	8.88%	11,397
Two Owings Mills	04/01/08	7.03%	14,382
Mayfair	06/11/08	3.13%	191,179
Animas Valley	07/01/08	3.63%	26,472
Grand Teton	07/01/08	3.63%	28,363
Salem Center	07/01/08	3.63%	27,417
Tucson Mall	07/11/08	4.29%	125,897
Pioneer Place	08/01/08	7.10%	111,227
Pioneer Place	08/01/08	7.60%	12,587
Foothills I	09/01/08	6.57%	22,178
Foothills II	09/01/08	6.68%	22,218
Northtown Mall	09/01/08	6.68%	77,335
Spring Hill	10/01/08	6.61%	83,449
Bayside Limited Partnership	11/01/08	5.92%	56,924
Birchwood	11/01/08	6.72%	40,945

(a)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Plaza Mall, Fox River Mall, Fox River Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of September 30, 2005
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate	Balance

Secured Asset Loans Cont.
Mall of the Bluffs	11/01/08	6.72%	$40,945
Oakwood	11/01/08	6.70%	54,594
Pierre Bossier	11/01/08	6.54%	38,053
Southwest Plaza	11/01/08	6.54%	78,039
Chico Mall	02/11/09	4.81%	60,471
Jordan Creek	03/01/09	4.59%	197,724
Southland	03/01/09	3.65%	87,658
JP Comm Sr. Austin Bluffs	04/01/09	4.47%	2,531
JP Comm Sr. Division Crossing	04/01/09	4.47%	5,834
JP Comm Sr. Fort Union	04/01/09	4.47%	3,045
JP Comm Sr. Halsey Crossing	04/01/09	4.47%	2,855
JP Comm Sr. Orem Plaza Center St	04/01/09	4.47%	2,722
JP Comm Sr. Orem Plaza State St	04/01/09	4.47%	1,684
JP Comm Sr. Riverpointe Plaza	04/01/09	4.47%	4,216
JP Comm Sr. Riverside Plaza	04/01/09	4.47%	6,033
JP Comm Sr. Woodlands Village	04/01/09	4.47%	7,708
Prince Kuhio	04/01/09	3.51%	40,873
Town East	04/10/09	3.51%	113,866
Grand Canal Shoppes	05/01/09	4.79%	419,163
Coastland	06/01/09	7.17%	80,315
Coastland II	06/01/09	5.15%	22,776
The Crossroads (MI)	06/01/09	7.40%	42,152
Woodbridge	06/01/09	4.29%	222,274
Apache	08/01/09	7.05%	52,763
TRC of Nevada, Inc. Retail	08/01/09	7.04%	12,398
Cumberland	08/10/09	7.88%	93,554
Oakview	10/01/09	7.82%	77,708
Baybrook	11/01/09	7.82%	89,049
Baybrook II	11/01/09	5.11%	67,337
Coral Ridge	11/01/09	6.59%	74,397
Coral Ridge II	11/01/09	5.07%	30,698
North Star	11/12/09	4.47%	248,066
Governor’s Square	12/01/09	7.66%	63,284
Lakeside Mall Property	12/01/09	4.31%	192,654
Mall St Matthews	01/01/10	4.84%	153,496
Ward Centre & Ward Entertainment	01/01/10	4.33%	62,250
Park Place	01/11/10	5.17%	186,998
Visalia	01/11/10	3.85%	46,406
Lansing I	01/15/10	9.58%	27,522
Pecanland	03/01/10	4.32%	63,783
Southland Mall	03/05/10	5.10%	115,215
Providence Place	03/11/10	5.15%	377,520
Ridgedale	04/01/10	4.90%	188,896
West Valley	04/01/10	3.47%	63,273
Pioneer Place	04/27/10	10.00%	1,422
Peachtree	06/01/10	5.12%	94,688
Coronado	06/06/10	5.11%	178,412
La Cantera	06/06/10	5.18%	135,000
Maine	06/11/10	4.85%	229,204
Burlington	07/01/10	5.36%	31,500
Glenbrook	07/01/10	4.94%	187,591
Regency Square	07/01/10	3.63%	101,710
St. Louis Galleria	07/05/10	4.87%	251,445
Lynnhaven	07/06/10	5.11%	250,472
Boise Towne Plaza	07/09/10	4.77%	11,682
JP Comm Jr. Gateway Crossing	07/09/10	4.77%	16,295
JP Comm Jr. Univ. Crossing	07/09/10	4.77%	12,166
Crossroads Center (MN)	08/01/10	4.82%	89,739
Chapel Hills	09/11/10	5.04%	122,000
70 Columbia Corporate Center,	10/01/10	10.15%	20,301

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of September 30, 2005
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt Balance

Secured Asset Loans Cont.
Park City	10/01/10	5.21%	$158,656
Staten Island Shopping Center	10/01/10	8.15%	76,954
Staten Island Shopping Center	10/01/10	5.09%	85,000
Fashion Place	10/05/10	5.31%	152,000
110 North Wacker	10/11/10	5.04%	48,000
Westlake Center	01/01/11	7.89%	28,528
Westlake Ctr Office	01/01/11	7.90%	39,622
Rogue Valley	01/11/11	7.85%	27,586
Boise Towne Square	02/09/11	6.71%	74,921
10000 West Charleston	03/01/11	7.88%	22,935
Capital	04/01/11	7.41%	21,334
Eden Prairie	04/01/11	4.73%	85,144
Gateway	04/01/11	7.38%	41,811
Greenwood	04/01/11	7.36%	46,942
Northridge Fashion	07/01/11	7.29%	133,488
RiverTown Junior Loan	07/01/11	9.15%	16,455
RiverTown Senior Loan	07/01/11	7.33%	107,909
Willowbrook Mall	07/01/11	6.82%	167,107
Collin Creek Mall	07/10/11	6.78%	70,711
Bayshore	09/01/11	7.24%	32,783
One Owings Mills	12/01/11	8.50%	7,035
Eastridge (WY )	12/05/11	5.08%	41,470
Pine Ridge	12/05/11	5.08%	27,960
Red Cliffs	12/05/11	5.15%	26,574
Three Rivers	12/05/11	5.15%	22,764
Hulen Mall	12/07/11	5.09%	119,745
Southpoint Mall	04/06/12	5.39%	253,665
Oviedo	05/05/12	5.18%	54,755
Oglethorpe	07/01/12	4.89%	149,672
Sikes Senter	07/01/12	5.23%	64,792
Valley Plaza	07/11/12	3.93%	102,904
Corporate Point — Bldg 2	09/11/12	6.83%	4,751
Corporate Point — Bldg 3	09/11/12	6.83%	4,751
Grand Traverse	10/01/12	5.02%	90,000
Oxmoor	06/01/13	6.85%	59,565
Senate Plaza	06/30/13	5.71%	12,651
1160 Town Center Drive	07/15/13	6.99%	6,072
1180 Town Center Drive	07/15/13	6.99%	4,349
The Boulevard	08/01/13	4.30%	115,715
The Meadows	08/01/13	5.49%	108,946
Four Seasons	12/11/13	5.60%	108,943
Valley Hills	03/05/14	4.75%	60,617
Beachwood Place	06/01/14	9.01%	11,686
Bayside	07/01/14	5.92%	9,250
Paramus Park	10/01/15	4.86%	110,000
Bellis Fair	02/15/16	7.34%	67,438
Riverwalk	01/01/17	6.55%	11,438
Summerlin Land	02/01/17	7.63%	2,900
Houston	12/01/17	5.30%	5,428
Baltimore Center Garage	06/01/18	6.05%	20,328
10450 W. Charleston	01/01/19	6.84%	5,616
Houston	12/01/21	5.30%	961
Riverwalk	12/01/22	9.94%	1,200
Providence Place	07/01/28	7.75%	49,763
Baltimore Center Land	12/01/30	7.89%	26,923
Baltimore Ctr Garage	12/01/30	7.89%	726
Baltimore Ctr Office	12/01/30	7.89%	39,975
Houston	05/01/31	5.30%	20,240
Provo Land Loan	08/01/95	10.07%	2,250

Corporate Debt
Houston	05/05/08	4.75%	19,495
JP Realty Public Notes Series B	03/11/06	7.29%	25,000
JP Realty Public Notes Series C	03/11/07	7.29%	25,000
JP Realty Public Notes Series D	03/11/08	7.29%	25,000
Mall St Matthews	05/01/08	9.00%	381
Princeton Land	07/01/08	3.00%	10,710
Princeton Land East	07/01/08	3.00%	10,290
Public Debt	03/13/07	8.78%	1,000

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of September 30, 2005
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt Balance

Corporate Debt Cont.
Public Debt	03/22/07	8.44%	$1,000
Public Debt	03/15/09	3.63%	400,000
Public Debt	04/30/09	8.00%	200,000
Public Debt	09/15/12	7.20%	400,000
Public Debt	11/26/13	5.38%	350,000
Public Debt	11/26/13	5.38%	100,000
Riverwalk	10/01/05	10.00%	3
Rouse Teachers Property	11/30/08	6.94%	58,000
Three Owings Mills Land	01/01/09	12.50%	1,850
Three Owings Mills Land	01/01/09	12.50%	650

Swaps (a)
Swap Term Loan	01/31/07	3.43%	350,000
CMBS Swap	02/15/06	4.59%	100,000
CMBS Swap	02/15/07	4.59%	25,000

Special Improvement Districts
Misc SID’s	10/01/09	5.45%	518
SID 10000 Covington Cr	10/01/09	5.25%	38
SID 10190 Covington Cross Drive	10/01/09	5.50%	54
SID Crossing Bus Ctr	11/01/09	5.38%	95
SID Summerlin Land	11/01/09	5.38%	176
Other SID’s	04/01/16	5.48%	879
SID Summerlien	02/01/20	8.25%	1,177
SID Summerlin Regional Ctr	02/01/20	8.25%	6,052
SID Summerlien	05/01/21	7.88%	10,096
SID Summerlien	05/01/21	7.75%	10,931
SID THHC Land	06/01/21	7.75%	13,061
SID THHC Land	06/01/23	6.65%	3,082

Total Consolidated Fixed Rate Debt			$14,495,686

VARIABLE RATE
Loan	Maturity Date	Rate (b)	Total Debt Balance

CMBS
GGP-MP Trust (c)	02/15/09	7.93%	$182,210

Secured Asset Loans
Rouse Teachers Finance, Inc	12/01/05	4.95%	17,817
Fashion Place SWAP	06/01/06	3.69%	(80,000)
Lansing II	07/21/06	5.27%	40,000
Century Plaza	10/01/07	5.06%	30,800
Eagle Ridge	10/01/07	5.14%	26,800
Knollwood	10/01/07	5.11%	18,400
Mall of Louisianna	03/05/09	5.18%	185,000
Stonestown	08/09/09	4.65%	220,000
Rouse Arizona Retail Ctr LP	03/01/10	5.65%	8,100
Crossroads Center (MN) Mezzanine	08/01/10	5.58%	28,466
Houston	06/01/33	7.25%	2,465

Corporate Debt
Victoria Ward Limited	12/15/06	5.10%	92,000
GGPLP/GGPLPLLC Term Swap	11/12/07	5.73%	2,886,374
GGPLP/GGPLPLLC Revolver	11/12/07	5.56%	156,000
GGPLP/GGPLPLLC Term B	11/12/08	5.73%	1,985,000
Seaport Marketplace Theater	11/30/13	5.36%	700

Total Consolidated Variable Rate Debt			$5,800,132

Total Consolidated Debt & Swaps		5.53% (d)	$20,295,818

(a)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(b)	Reflects the variable contract rate as of September 30, 2005.

(c)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(d)	Rates include the effects of deferred financing costs and interest rate swaps.

General Growth Properties, Inc.
Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of September 30, 2005
(dollars in thousands)

FIXED RATE
				Company ProRata
Loan	Maturity Date	Rate	Total Debt	Share

CMBS
GGP-MP Trust (a)	11/15/06	5.46%	$234,112	$118,880
13 Affiliates (b)	11/15/07	5.82%	138,635	70,704

Secured Asset Loans
Northpoint Jr	06/01/06	7.98%	19,672	9,836
Northpoint Sr	06/01/06	7.48%	77,880	38,940
The Woodlands	12/01/06	8.04%	59,957	29,979
Woodlands community	06/01/07	7.75%	2,245	1,179
Park Meadows	10/01/07	7.94%	113,805	39,832
Park Meadows	10/01/07	6.67%	22,492	7,872
Columbiana	05/11/08	4.21%	69,148	34,574
Quail Springs	06/01/08	6.88%	41,127	20,564
Neshaminy	07/01/08	6.76%	60,000	15,000
Woodlands community	07/19/08	7.75%	2,100	1,103
Woodlands community	07/25/08	7.75%	3,688	1,936
Altamonte	09/01/08	6.55%	113,114	56,557
Chula Vista	10/01/08	4.18%	62,894	31,447
Towson Town Center	11/01/08	6.76%	135,873	47,556
Deerbrook	03/01/09	3.53%	81,958	40,979
Perimeter Shopping Center	05/01/09	6.78%	124,097	62,048
Mizner Park Note A	07/01/09	4.85%	8,683	4,341
Mizner Park Note B	07/01/09	4.85%	52,274	26,137
Steeplegate	08/01/09	5.01%	82,711	41,355
The Parks at Arlington	09/01/09	5.64%	38,759	19,379
The Parks at Arlington	09/01/09	7.54%	107,269	53,635
Carolina Place	01/11/10	4.63%	167,292	83,646
Alderwood	07/06/10	4.96%	302,325	151,163
Christiana Mall	08/01/10	4.62%	119,845	59,922
Water Tower Place	09/01/10	4.98%	182,576	100,417
Newgate	10/01/10	4.89%	43,729	21,865
Newpark	02/01/11	7.48%	71,678	35,839
Willowbrook Junior Loan	04/01/11	7.73%	33,425	16,713
Willowbrook Senior Loan	04/01/11	6.60%	63,319	31,659
Vista Ridge	04/11/11	6.89%	85,329	42,665
Silver City Galleria	06/10/11	4.88%	137,515	68,757
Austin Mall (Highland)	07/10/11	6.84%	67,881	33,940
Northbrook Court	09/01/11	7.17%	93,681	46,841
Arrowhead	10/01/11	6.92%	81,178	13,528
Buckland Hills	07/01/12	4.94%	174,620	87,310
Florence	09/10/12	5.07%	102,000	72,000
Glendale Galleria	10/01/12	5.11%	400,000	200,000
Oakbrook	10/01/12	5.13%	229,704	116,024
Stonebriar	12/11/12	5.26%	177,875	88,937
Bridgewater Commons I	01/01/13	5.81%	31,334	10,967
Bridgewater Commons II	01/01/13	5.17%	45,114	15,790
Bridgewater Commons III	01/01/13	5.16%	67,671	23,685
Pembroke	04/11/13	4.99%	138,913	69,457
West Oaks	08/01/13	5.29%	74,106	37,053
Lakeland	10/01/13	5.17%	58,398	29,199
Bay City	12/01/13	5.37%	25,582	12,791
Washington Park	04/01/14	5.48%	12,807	6,404
Brass Mill	04/11/14	4.55%	135,739	67,870
CenterPointe Village Ctr	01/01/17	6.31%	14,345	7,173
Trails Village Ctr	07/10/23	8.22%	17,631	8,816
Lake Meade Blvd & Buffalo	07/15/23	7.20%	6,494	3,247

(a)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs,Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Plaza Mall, Fox River Mall, Fox River Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of September 30, 2005
(dollars in thousands)

FIXED RATE
				Company ProRata
Loan	Maturity Date	Rate	Total Debt	Share

Unsecured Debt
Park Meadows	07/15/06	5.00%	$5,598	$1,958

Special Improvement Districts
Other SIDS	11/01/09	6.52%	624	311

Swaps (a)
CMBS Swap	02/15/06	4.65%	75,000	37,500
CMBS Swap	02/15/07	4.65%	50,000	25,000
Woodlands	07/03/06	4.74%	100,000	52,500
Riverchase	10/15/06	4.15%	200,000	100,000

Total Unconsolidated Fixed Rate Debt				$2,554,780

VARIABLE RATE
					Company ProRata
Loan	Maturity Date	Rate (b)	Total Debt		Share

CMBS
GGP-MP Trust (c)	02/15/09	4.72%		$58,341	$24,135

Secured Asset Loans
Woodlands community	10/01/05	6.25%		101	53
Woodlands community	10/30/05	6.86%		60,000	31,500
Woodlands community	12/31/05	6.51%		38,119	20,012
Natick Mall	01/10/07	4.39%		157,664	123,349
Galleria at Tyler	09/02/07	4.81%		94,500	49,490
Clackamas	09/09/07	5.07%		95,000	49,752
Kenwood Towne Centre	09/10/07	4.87%		143,852	75,335
Woodlands community	11/01/07	6.00%		3,325	1,745
Woodlands community	11/30/07	5.95%		151,000	79,275
Woodlands community	11/30/07	7.95%		50,000	26,250
First Colony	01/01/08	4.76%		67,000	33,500
Woodlands community	01/01/08	6.25%		6,969	3,659
Woodlands community	01/01/08	6.00%		784	412
Woodlands community	07/01/08	5.75%		1,033	542
Village of Merrick Park	11/01/08	5.17%		194,000	77,600
Homart-MP SWAP (LIBOR)	02/15/09	3.77%		(75,000)	(37,500)
Homart-MP SWAP (LIBOR)	02/15/09	3.77%		(50,000)	(25,000)
Woodlands community	08/01/17	2.95%		2,840	1,491

Total Unconsolidated Variable Rate Debt					$535,600

Total Unconsolidated Debt & Swaps		5.50%	(d	)	$3,090,380

Total Debt & Swaps		5.53%	(d	)	$23,386,198

(a)	Variable rate debt converted to fixed rate debt through use of interest rate swaps

(b)	Reflects the variable contract rate as of September 30, 2005.

(c)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall,

Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(d)	Rates include the effects of deferred financing fees and interest rate swaps.

Supplemental Operational Data

General Growth Properties, Inc.
Operating Statistics & Certain Financial Information
As of September 30, 2005
(dollars in thousands)

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (b)
OPERATING STATISTICS (a)

Occupancy	91.8%	93.1%	92.2%
Trailing 12 month total tenant sales per sq. ft. (c)	$414	$447	$425
% change in total sales (c)	5.5%	6.9%	6.0%
% change in comparable sales (c)	3.2%	4.1%	3.5%
Mall and freestanding GLA excluding space under redevelopment (in sq. ft.)	41,884,108	18,699,111	60,543,219

CERTAIN FINANCIAL INFORMATION

Average annualized in place rent per sq. ft.	$32.62	$35.96
Average rent per sq. ft. for new/renewal leases	$37.34	$40.11
Average rent per sq. ft. for leases expiring in 2005	$29.63	$32.31
Percentage change in comparable real estate property net operating income (versus prior year comparable period) (d)	7.6%	8.9%

(a)	Data is for 100% of the Mall GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties currently being redeveloped and/or remerchandised and miscellaneous (non-mall) properties.

(b)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(c)	Due to tenant sales reporting timelines, data presented is as of August.

(d)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and at which no significant physical or merchandising changes have been made in the last twelve months.

General Growth Properties, Inc.
Retail Portfolio GLA, Occupancy, Sales & Rent Data
GLA as of September 30, 2005

				Avg. Mall/Outparcel
	Total Anchor GLA	Avg. Anchor GLA	Total Mall/Outparcel GLA	GLA	Total GLA
Consolidated	65,826,179	491,240	44,291,924	330,537	110,118,103
Unconsolidated	35,830,412	651,462	19,909,375	355,465	55,739,787

Company	101,656,591	537,866	64,201,299	339,689	165,857,890
% of Total	61.3%		38.7%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
9/30/2005	91.8%	93.1%	92.2%
9/30/2004 (a)	90.9%	90.7%	90.8%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (a)	91.2%	91.4%	91.3%
12/31/2002 (a)	90.5%	91.5%	91.0%
12/31/2001 (a) (b)	90.6%	91.4%	91.0%
Trailing 12 Month Total Sales per Square Foot in Dollars

	Consolidated	Unconsolidated	Company
9/30/2005	$414	$447	$425
9/30/2004 (a)	367	395	377
12/31/2004	402	427	410
12/31/2003 (a)	337	376	351
12/31/2002 (a)	329	379	355
12/31/2001 (a) (b)	348	362	355
Base Rental Rates in Dollars

	New/Renewals	Expirations	Releasing
	During Period	During Period	Spread
Consolidated
9/30/2005	$37.34	$29.63	$7.71
9/30/2004 (a)	34.83	25.69	9.14
12/31/2004	33.53	25.69	7.84
12/31/2003 (a)	31.83	22.16	9.67
12/31/2002 (a)	34.11	27.35	6.76
12/31/2001 (a) (b)	31.54	26.30	5.24

Unconsolidated
9/30/2005	$40.11	$32.31	$7.80
9/30/2004 (a)	36.69	32.35	4.34
12/31/2004	36.45	32.35	4.10
12/31/2003 (a)	34.71	31.29	3.42
12/31/2002 (a)	37.80	32.03	5.77
12/31/2001 (a) (b)	35.04	28.42	6.62
Average in Place Base Minimum Rent in Dollars

	Consolidated	Unconsolidated
9/30/2005	$32.62	$35.96
9/30/2004 (a)	30.45	33.85
12/31/2004	32.71	35.67
12/31/2003 (a)	28.37	32.63
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
9/30/2005	12.3%	12.2%	12.2%
9/30/2004 (a)	11.3%	11.9%	11.5%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (a)	11.4%	12.4%	11.8%

(a)	Data excludes the Rouse portfolio, acquired November 12, 2004.

(b)	Data excludes the JP Reality portfolio, acquired July 2002.

General Growth Properties, Inc.
Lease Expiration Schedule and Lease Termination Income at Share
As of September 30, 2005
(in thousands)
Lease Expiration Schedule (a)

	Consolidated			Unconsolidated at share (b)
					Square
	Base Rent	Square Footage	Rent/Sq. Ft.	Base Rent	Footage	Rent/Sq. Ft.

2005	$35,312	1,209	$29.21	$8,603	233	$36.92
2006	101,123	3,333	30.34	28,687	856	33.51
2007	100,505	3,286	30.59	26,063	749	34.80
2008	106,176	3,285	32.32	24,940	701	35.58
2009	114,320	3,019	37.87	22,559	572	39.44
2010	122,591	3,379	36.28	25,945	633	40.99
2011	86,533	2,417	35.80	26,622	655	40.64
2012	94,212	2,451	38.44	36,991	952	38.86
2013	74,649	1,971	37.87	23,229	625	37.17
2014	78,098	2,149	36.34	23,470	634	37.02
Subsequent	107,632	3,134	34.34	41,165	1,141	36.08

Total at share (b)	$1,021,151	29,633	$34.46	$288,274	7,751	$37.19

All Expirations	$1,021,151	29,633	$34.46	$572,638	15,335	$37.34

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Expirations at share reflect the company’s direct or indirect ownership interest in a joint venture.
Lease Termination Income at Share (d)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004 (c)	2005	2004 (c)
Consolidated	$1,802	$1,783	$11,075	$7,046
Unconsolidated	196	877	2,217	2,365

Total Termination Income at Share	$1,998	$2,660	$13,292	$9,411

(c)	9/30/2004 data excludes results from the Rouse portfolio, acquired November 12, 2004.

(d)	Includes retail only.

Developments, Expansions & Acquisitions

General Growth Properties, Inc.
Developments & Expansions
Approved Redevelopment\Expansion Projects (over $10 million)

			Forecasted Cost
			($millions	Projected
Property	Description	Ownership %	at share)	Opening

Boise Towne Square	Main entrance renovation and streetscape expansion, Borders,	100%	13.7	Q1 2007
Boise, ID	4 retail tenants and a restaurant

Bridgewater Commons	Development of a 94,000 sf life style center (Forecasted	35%	14.2	Q3 2006
Bridgewater, NJ	cost is before purchase price allocation adjustment)

Carolina Place	Lifestyle addition with an REI, Linens ’N Things, Barnes &	50%	14.8	Q4 2006
	Noble and two restaurant outparcels; renovation of food court
Pineville, NC	and restrooms; refurbishing of mall interior

Clackamas Town Center	Lifestyle addition including interior renovation and parking	50%	45.4	Q3 2007
Portland, OR	structure

Coastland Center	Streetscape and interior renovation	100%	40.7	Q2 2006
Naples, FL

Cumberland Mall	Demolish old JCPenney along with a portion of parking lot and	100%	17.9	Q3 2006
Atlanta, GA	replace with Costco

	Buy vacant Macy’s space and convert to a one-level lifestyle		35.0	Q3 2006
	center

Eastridge Mall	Renovation and remerchandising of interior including the	51%	66.3	Q4 2005
	repositioning of the food court and the addition of a
San Jose, CA	streetscape and an AMC theater

First Colony	Lifestyle addition with 19 retailers and 4 restaurants	50%	31.3	Q3 2006
Sugarland, TX

Galleria at Tyler	Addition of retail, restaurants, theater and parking structure	50%	23.8	Q3 2007
Riverside, CA

Kenwood Towne Centre	Development of a streetscape consisting of 81,000 sf of	50%	17.9	Q4 2005
	additional GLA, parking lot renovation and reconfiguration,
Cincinatti, OH	common area enhancements and new graphics

Mall of Louisiana	Rave Theater	100%	27.8	Q1 2006
Baton Rouge, LA

Mayfair	Addition of Cheesecake Factory, Crate & Barrel, Wild Fire and	100%	27.5	Q4 2005
Wauwautosa, WI	a parking deck

North Star Mall	Renovation of mall interior and food court, including	100%	21.2	Q2 2006
	reconfiguration of the main court, new signage and exterior
	canopies (Forecasted cost is before purchase price
San Antonio, TX	allocation adjustment.)

Park City Center	Interior renovation, including center court facades, addition	100%	31.1	Q4 2006
Lancaster, PA	of new facades at 4 major entrances, new flooring, lighting
	and graphics

River Falls Mall	Purchase of Wal-Mart and Dillard’s building, and an addition	100%	76.8	Q1 2006
	of Bass Pro Shop, five big boxes and a theater
Clarksville, IN

River Hills Mall	Relocate Scheel’s All Sports and add Barnes & Noble	100%	16.7	Q1 2007
Mankato, MN

Southwest Plaza	Redevelop Dillard’s building into two big box spaces for	100%	16.5	Q4 2007
Littleton, CO	Steve and Barry’s and Dick’s Sporting Goods

Victoria Ward Centers	Multi-use project that is expected to include a significant residential component.	100%	170.1	Q3 2007
Honolulu, HI

Westroads Mall	Replace anchor with AMC and mall shop, adding Cheesecake	51%	18.8	Q1 2007
Omaha, NE	Factory and Granite City

General Growth Properties, Inc.
Developments & Expansions
New Projects in Development

		Forecasted
		Cost ($millions
Property	Description	at share)	Opening

Lincolnshire Commons	Specialty center with restaurants	38.4	Q3 2006
Lincolnshire, IL

Otay Ranch	800,000 sf open air lifestyle center	89.1	Q4 2006
Chula Vista (San Diego), CA

Pinnacle Hills Promenade	An open air hybrid center featuring	72.5	Q3 2006
Rogers, AK	Dillard’s and JCPenney department
	stores
New Projects in Pre-development

			Possible
Property	Description	Ownership %	Opening

Benson East	Development which includes shops, big box and restaurants	100%	Q1 2007
Benson, MD

Bridges at Mint Hill	Development anchored by Belks and two other department stores	100%	Q4 2007
Charlotte, NC

Circle T	Development of a 1.3 million sf center	100%	Q2 2009
Westlake, TX

Circle T Power Center	Purchase a 150 acre site west of Circle T Ranch and develop a	100%	Q3 2007
	lifestyle center

Elk Grove Promenade	1.3 million sf open air lifestyle center with retail,	100%	Q2 2007
Elk Grove, CA	entertainment and big box components

North Haven Mall	Development located on 160 acres that will include three	100%	Q4 2008
North Haven, CT	department stores, a strong mix of retailers, lifestyle tenants
	and a cinema

Shops at La Cantera	Phase ll of the La Cantera project including the addition of	100%	Q2 2007
San Antonio, TX	Barnes & Noble, REI, 5 restaurants and a theater

Summerlin Town Center	1 million sf center located in the center of the Summerlin	100%	Q2 2008
Las Vegas, NV	community that will include four department stores and a strong
	mix of upscale retailers

The Shops at Fallen Timbers	750,000 sf open air lifestyle center featuring Dillard’s, one	100%	Q3 2006
Maumee (Toledo), OH	additional department store and a cinema

West Kendall Center	600,000 sf center that will include a Dillard’s and a wide range	100%	Q3 2008
West Kendall, FL	of retailers in an open-air configuration

West Windsor Center	800,000 sf center that will include two department stores,	100%	Q4 2008
West Windsor (Princeton), NJ	restaurants and a lifestyle component

Vista Commons	99,000 sf neighborhood shopping center in the Summerlin community	100%	Q3 2006
Las Vegas, NV
Developments In Progress

Consolidated	$409,696

Unconsolidated	152,218

Total Developments In Progress at September 30, 2005	$561,914

General Growth Properties, Inc.
Acquisitions
Through September 30, 2005

(a)	Acquisition purchase prices are reflected at 100%

(b)	Excludes JP Realty Community Centers/Industrial Parks

(c)	Includes Rouse regional shopping centers and excludes Rouse community centers, office properties and planned communities
Pending Acquisitions

					Minimum
			Total Retail		Purchase Price
Property	Location	Purchase Date	GLA	Ownership	**
Grand Canal Shoppes — The Palazzo	Las Vegas, NV	Q3 2007	**	100%	$250.0million

**	Price is subject to possible upward adjustments based upon the actual square footage built and the actual net operating income achieved during the 30 months after opening.